Beyond Commerce Provides Corporate Update

Discontinues Proposed Reverse Stock Split

LAS VEGAS, NV / ACCESSWIRE / October 2, 2020 / Beyond Commerce, Inc. (OTC PINK:BYOC) (the "Company"), a provider of B2B internet marketing analytics, technologies and services, announced today that its Board of Directors has determined to discontinue the Company's proposed reverse stock split. The Company's Board of Directors has also approved increasing the number of shares of common stock that the Company is authorized to issue to five billion, with such increase to be effected as soon as is practicable in accordance with applicable law and subject to the approval of the Company's shareholders.

Geordan Pursglove, Beyond Commerce's Chief Executive Officer, stated, "Our Service 800 business is gaining significant traction as demonstrated by our recently awarded contracts from Metrasens and Compass Minerals. Service 800's programs and resources to measure every day customer service and methodology in delivering accurate metrics needed to build and measure an effective customer journey map are needed more than ever as businesses seek to retain customers, which is always easier than finding new customers. Our positive business momentum coupled with our acquisition strategy, with E.G. Insight under Definitive Agreement, is providing solid revenue growth with our eyes on profitability. Our sales pipeline is robust and we are confident in being able to close additional contracts over the coming weeks and months. Accordingly, we have decided not to move forward with the previously proposed reverse stock split."

About Beyond Commerce, Inc.
Beyond Commerce, Inc. (OTC PINK:BYOC) is focused on business combinations of "big data" companies in global B2B internet marketing analytics, technologies and services. The Company's objective is to develop and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives. For additional information, please visit: https://beyondcommerceinc.com and https://www.service800.com.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the "safe harbor" created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "design," "estimate," "except," "forecast," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements to relate to future events, or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Contact Information:
investors@beyondcommerceinc.com
P:702-675-8022

ClearThink
nyc@clearthink.capital

SOURCE: Beyond Commerce, Inc.